Exhibit (10)(A)

[SAB Letterhead]

April 30, 2007

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VA-1

TIAA-CREF Life Insurance Company

Registration Statement on Form N-4

File Nos. 333-46414 and 811-08963

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information as a part of post-effective amendment No. 7 to the above-referenced registration statement on Form N-4. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely, SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Mary E. Thornton
Mary E. Thornton